CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form 8-K/A, of our report dated May 15, 2014, relating to the financial statements of Infinity Cross Border Acquisition Corp. (a corporation in the development stage).

Tel Aviv, Israel

May 15, 2014

Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm